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EXHIBIT 10.19     Letter extending expiration date of warrants


April 19, 1996



Mr. Richard Moyer
274 Woodland Ave.
Summit, N. J.  07901


Dear Dick:

The warrant issued to you on March 2, 1994 to purchase 50,000 shares of Electronic Designs, Inc. (formerly Crystallume) common stock at $6.00 per share have been extended to March 2, 1999. The extension of two years was approved by the Board of Directors on March 6, 1996. All other terms remain unchanged.

We appreciate your continued support. If you have any further questions, please call me at (508) 366-5151 ext. 215.

Sincerely,

Frank D. Edwards
Sr. Vice President/CFO